UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2011 (April 7, 2011)

CREDO Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-8877	84-0772991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1801 Broadway, Suite 900 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 297-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07             Submission of Matters to a Vote of Security Holders

Credo Petroleum Corporation (the “Company”) held its annual meeting (the Annual Meeting”) of shareholders on April 7, 2011 at the Brown Palace Hotel in Denver, Colorado.  A quorum consisting of approximately 90% of the Company’s $0.10 par value Common Stock issued and outstanding was represented either in person or by proxy.  At the Annual Meeting, the Company’s shareholders voted on proposals to: (1) elect John A Rigas and H. Leigh Severance as directors to serve for three year terms; (2) ratify the selection Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending October 31, 2011, (3) hold an advisory vote on executive compensation; and (4) hold an advisory vote to determine the frequency of future advisory votes on executive compensation. Voting results of the proposals are as follows:

Proposal #1: Election of Two Directors for a three-year term to expire in 2014:

	For	Against	Withheld
John A Rigas	5,678,728	N/A	1,630,586
H. Leigh Severance	7,217,629	N/A	91,685

Proposal #2: Ratification of selection of Ernst & Young LLP as the Company’s independent registered public accounting firm:

For	8,902,212
Against	49,069
Abstain	22,764

Proposal #3: Advisory vote on executive compensation:

For	6,738,268
Against	429,048
Abstain	142,319
Broker Non-votes	1,664,410

Proposal #4: Advisory vote on frequency of future advisory votes on executive compensation:

For Option #1 (Every Year)	1,846,511
For Option #2 (Every Two Years)	365,515
For Option #3 (Every Three Years)	4,893,281
Abstain	204,328

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDO PETROLEUM CORPORATION
(Registrant)

Date: April 11, 2011	By:	/s/ Alford B. Neely
Alford B. Neely
Vice President and Chief Financial Officer